UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2016

CNL LIFESTYLE PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-51288	20-0183627
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 South Orange Ave.

Orlando, Florida 32801

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (407) 650-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Sale of Properties

On November 2, 2016, CNL Lifestyle Properties, Inc. (the “Company”), its operating partnership, CLP Partners, LP, and certain subsidiaries of the Company entered into a Purchase and Sale Agreement (the “Sale Agreement”) with EPR Properties, a Maryland real estate investment trust (“EPR”) and Ski Resort Holdings LLC, a Delaware limited liability company owned by funds affiliated with Och-Ziff Real Estate (the ‘Ski Purchaser” and, together with EPR, the “Purchasers”), for the sale of the Company’s remaining real estate properties and related assets (the “Sale”) for aggregate consideration of approximately $830 million, which is estimated to be paid in $183 million of cash (less any acquired indebtedness, which is not expected to be material) and $647 million of common shares of beneficial interest of EPR, subject to certain pro-rations and certain other adjustments as described in the Sale Agreement. The Company’s board of directors (the “Board”) has unanimously approved the Company entering into the Sale Agreement.

The number of EPR common shares to be issued to the Company at the closing of the Sale will equal the quotient of (X) approximately $647 million divided by (Y) the volume weighted average price per share of EPR common shares on the New York Stock Exchange for the ten business days ending on the second business day before the closing (the “Closing VWAP’), provided that (i) if the Closing VWAP is less than $68.25, then the calculation will be made as if the Closing VWAP were $68.25 and (ii) if the Closing VWAP is greater than $82.63, then the calculation will be made as if the Closing VWAP were $82.63. The Sale Agreement requires, subject to compliance with applicable laws, that the Company distribute pro rata to the Company’s stockholders all of the EPR common shares received by it in connection with the Sale.

The real properties to be sold include: (i) 20 attractions properties located in the United States, in which the Company owns, directly or indirectly, 100% of the outstanding equity interests; (ii) 15 ski properties located in the United States, in which the Company owns, directly or indirectly, 100% of the outstanding equity interests; and (iii) one ski property located in Canada, in which the Company owns, directly or indirectly, 100% of the outstanding equity interests (collectively, the “Properties”).

The Sale Agreement contains customary representations and warranties of the Company and the Purchasers, which will expire at the closing of the Sale, as well as customary covenants of the Company and the Purchasers. Additionally, the closing of the Sale is subject to the satisfaction or waiver of customary closing conditions set forth in the Sale Agreement, including, among others: (i) the accuracy of the other parties’ representations and warranties and compliance with covenants (most of which are qualified to exclude inaccuracies that have not and would not reasonably be expected to, individually or in the aggregate, have a “material adverse effect” (subject to customary qualification set out in the Sale Agreement)); (ii) approval of the transaction by the Company’s stockholders; (iii) a registration statement on Form S-4 to be filed by EPR in connection with the EPR common shares to be issued to the Company in connection with the Sale becoming effective and no stop order suspending its effectiveness having been issued by the Securities and Exchange Commission (the “SEC”); (iv) the EPR common shares to be issued to the Company being approved for listing on the New York Stock Exchange; (v) termination by the Company of certain management contracts relating to certain of the attractions properties; (vi) the Purchasers obtaining the New Forest Service Permits and Ground Lease Approvals (each as defined in the Sale Agreement) in form and substance reasonably satisfactory to the Purchasers; (vii) the absence of a material adverse effect on the entities and assets being acquired by the Purchasers that is continuing at closing, and the absence of a material adverse effect on either of the Purchasers that is continuing at closing; and (viii) the expiration or termination of all waiting periods applicable to the Sale under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. There can be no assurance that the closing conditions will be satisfied, that the Sale will be consummated, or the timing thereof.

Pursuant to the terms of the Sale Agreement, the Company is also restricted from soliciting offers related to the sale of the Properties or a merger or sale of the Company. The Company may, however, respond to an unsolicited third party written acquisition proposal that the Company’s Board reasonably determines in good faith constitutes (or would reasonably be expected to result in) a superior proposal and enter into discussions with that person regarding the acquisition proposal, provided that prior to providing any non-public information to such third party, the Company (i) receives from the third party executed Acceptable Confidentiality Agreement (as defined in the Sale Agreement) and (ii) notifies the Purchasers promptly (but in no event later than 24 hours) after receipt of a third party acquisition proposal, disclosing such details as are required by the Sale Agreement. The Company has the right to terminate the Sale Agreement in order to enter into an alternative transaction that is considered a superior proposal, following a prescribed process including a period of negotiation with the Purchasers.

The Sale Agreement may also be terminated under certain other circumstances, including by any of the parties (i) if the Sale has not been consummated on or before the outside date of September 15, 2017; (ii) if a final and non-appealable order of a governmental authority is entered permanently restraining, enjoining or otherwise prohibiting the consummation of the Sale; and (iii) upon a failure of the Company to obtain approval of its stockholders of the Sale. The Sale Agreement provides that the Company will be required to pay a termination fee of $25 million plus reimbursement of expenses incurred after June 10, 2016 (up to $10 million) to the Purchasers if the Sale Agreement is terminated because the Company enters into an alternative definitive agreement in respect of a superior proposal or the Board changes its recommendation to the Company’s stockholders with respect to the Sale. In addition, the Company will be required to pay reimbursement of expenses incurred after June 10, 2016 to the Purchasers if the Sale Agreement is terminated because the Company’s stockholders do not approve the Sale. Reimbursable expenses are generally capped at $10 million under the Sale Agreement; however, these expenses are capped at $6.5 million in the case of a termination because the Company fails to obtain the requisite stockholder approval. The Purchasers, on a joint and several basis, will be required to pay a reverse termination fee of $60 million plus reimbursement of expenses incurred after June 10, 2016 (up to $10 million) to the Company if the Sale Agreement is terminated because the Purchasers fail to close the Sale as required by the Sale Agreement after the conditions to the obligations to close have been satisfied or waived.

The Properties represent substantially all of the assets of the Company. Following the closing of the Sale and subject to the approval of the Company’s stockholders, the Company intends to liquidate and dissolve in compliance with the applicable provisions of the Maryland General Corporation Law (“MGCL”) and to make one or more distributions of its net assets, including the EPR common shares received in connection with the Sale.

The Company expects to file a proxy statement with the SEC to notify stockholders of a special meeting, and to solicit proxies in favor of the transactions contemplated by the Sale Agreement and subsequent liquidation and dissolution of the Company pursuant to the Plan of Dissolution (as defined and described below). Pursuant to the MGCL and the Company’s charter, the proposed Sale must be approved by the affirmative vote of the holders of not less than a majority of the common stock then outstanding and entitled to vote thereon. Subject to certain exceptions, the Sale Agreement requires the Board to recommend the approval of the Sale to the Company’s stockholders.

The foregoing description of the Sale Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Sale Agreement, a copy of which will be filed supplementally by the Company with the SEC. The statements embodied in the representations and warranties of the Sale Agreement were made as of a specified date, are modified or qualified by information in confidential disclosure schedules provided by the Company to the Purchasers in connection with the signing of the Sale Agreement, may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, or may have been used for the purpose of allocating risk between the parties. Accordingly, the representations and warranties in the Sale Agreement are not necessarily characterizations of the actual state of facts about the Company or the Purchasers at the time they were made or otherwise and should only be read in conjunction with the other information that the Company makes publicly available in reports, statements and other documents filed with the SEC.

Jefferies LLC served as financial advisor to the Company in connection with the Sale, and Robert A. Stanger & Co., Inc. served as financial advisor to the Special Committee of the Board of the Company in connection with the Sale.

Plan of Dissolution

In connection with the transactions contemplated by the Sale Agreement, the Company’s Board unanimously approved a plan of liquidation and dissolution (the “Plan of Dissolution”) pursuant to which the Company would be liquidated and dissolved, subject to consummation of the Sale Agreement and approval of the Plan of Dissolution, including the liquidation and dissolution of the Company pursuant thereto, by the Company’s stockholders.

The Company expects to make a distribution of a portion of the net proceeds of the Sale and its other cash on hand promptly after the consummation of the Sale. The Company thereafter expects to make a subsequent distribution or distributions as part of its final dissolution under the Plan of Dissolution upon resolution of, or reservation for, its final liabilities, which the Company anticipates to occur by the end of 2017. Inclusive of the Special Distribution (as defined below) the Company currently estimates that its stockholders will receive, upon liquidation and dissolution, an amount within the estimated range of $2.60 and $2.75 per share of the Company’s common stock, in cash and EPR common shares. This is based on the cash and share consideration that the Company expects to receive in connection with the Sale of the Properties, the Special Distribution and the amount of cash on hand (including the proceeds of the sale of the Company’s remaining interests in the Retail Villages as discussed in Item 8.01 below and defined therein), less pro-rations, closing costs, transaction costs, costs of operating the Company through final dissolution under the MGCL and other liabilities. The total amount to stockholders upon liquidation and dissolution will be less than the Company’s most recently reported net asset valuation per share as of December 31, 2015 (“NAV”), as reported in the Company’s Current Report on Form 8-K filed on March 16, 2016. The NAV was established in accordance with the Investment Program Association’s Practice Guideline 2013-01, Valuations of Publicly Registered Non-Listed REITS (the “IPA Guidelines”), which the Company and other non-traded REITs use to determine their estimated NAV. The principal factors in the total estimated stockholder distribution being less than NAV are asset based adjustments resulting from the extended sales process and negotiations, a challenging 2015/2016 ski season, and unforeseen capital investment requirements at certain Properties.

Pursuant to the Plan of Dissolution, and as required by the MGCL, the Company expects to commence a formal process whereby it would give notice of its dissolution and allow its creditors an opportunity to come forward to make claims for amounts owed to them. Once the Company has complied with the applicable statutory requirements and either repaid its creditors or reserved amounts for payment to its creditors, including amounts required to cover as-yet unknown or contingent liabilities, the Company expects to distribute any remaining cash, less any reserved amounts for the payment of its ongoing expenses, to its stockholders.

The Plan of Dissolution provides that the proposed dissolution be submitted for consideration by the stockholders at a special meeting. Pursuant to the MGCL and the Company’s charter, the proposed dissolution must be approved by the affirmative vote of the holders of not less than a majority of the common stock then outstanding and entitled to vote thereon. The Plan of Dissolution further provides that the Company’s Board will liquidate its remaining assets in accordance with the MGCL. If the Sale and the Plan of Dissolution, including the liquidation and dissolution of the Company pursuant thereto, are approved by the stockholders, the Company intends to make liquidating distributions of its remaining cash not owed or held as security for creditors or held in reserve, if any, in cash, to the stockholders as soon as practicable after the vote.

Under the Plan of Dissolution, the Company’s Board may modify, amend or abandon the Plan of Dissolution, notwithstanding stockholder approval, to the extent permitted by the MGCL. However, the Company will not amend or modify the Plan of Dissolution under circumstances that would require additional stockholder solicitations under the MGCL or the federal securities laws without complying with the MGCL and the federal securities laws. The Company has no present plans or intentions to modify, amend or abandon the Plan of Dissolution.

The Plan of Dissolution, including the liquidation and dissolution of the Company pursuant thereto, is contingent upon the stockholders’ approval of the Sale of the Properties.

The foregoing description of terms of the Plan of Dissolution is qualified in its entirety by reference to the full text of the plan, which is attached hereto as Exhibit 2.1 and incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

The Company has posted to its website (http://www.cnllifestylereit.com/), and will mail to its stockholders, a letter notifying them that the Board has approved and is recommending to the stockholders the transactions contemplated by the Sale Agreement and the Plan of Dissolution, and advising stockholders of related matters, including the decision to suspend the Company’s cash distributions. A copy of the stockholder letter is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference solely for the purposes of this Item 7.01 disclosure.

The Company also posted to its website and will mail to its stockholders, a Q&A pertaining to the proposed Sale and the Plan of Dissolution. A copy of the Q&A is filed herewith as Exhibit 99.2 and is incorporated herein solely for purposes of this Item 7.01 disclosure.

In addition, the Company sent a correspondence to financial advisors and broker dealers that sold shares of the Company’s common stock in the Company’s public offering, notifying them, among other things, that (i) a special distribution will be made to the stockholders of record as of November 1, 2016; (ii) the Board approved and is recommending to the Company’s stockholders the Sale and the Plan of Dissolution; and (iii) the Company’s cash distributions will be suspended effective fourth quarter 2016 in connection with the Sale and the subsequent liquidation and dissolution of the Company. A copy of the Company’s correspondence to financial advisors and broker dealers is filed herewith as Exhibit 99.3 and is incorporated herein by reference solely for purposes of this Item 7.01 disclosure.

Pursuant to the rules and regulations of the SEC, the information contained in this Item 7.01 disclosure, including Exhibits 99.2 and 99.3 and the information set forth therein, is deemed to have been furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall any of such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

By furnishing the information contained in this Item 7.01 disclosure, including Exhibits 99.1, 99.2 and 99.3, the Company makes no admission as to the materiality of such information.

Item 8.01 Other Events.

Special Distribution; Suspension of Cash Distributions

On November 1, 2016, the Company’s Board declared a special distribution in the amount of $0.50 per share, payable to the holders of record of the Company’s common stock as of the close of business on November 1, 2016, for an aggregate total distribution of approximately $163 million (the “Special Distribution”). The Special Distribution is payable in cash and will be funded from the net proceeds of prior dispositions of certain of the Company’s assets. The Company expects to pay the Special Distribution on or about November 10, 2016.

In light of the pending Sale and the Plan of Dissolution and the Special Distribution, on November 1, 2016, the Board voted to suspend the Company’s cash distribution on its common stock effective as of the fourth quarter distributions. Accordingly, the Company will not declare or issue any further distributions on the Company’s common stock after the effective date of the suspension.

The Special Distribution will be reflected in each stockholder’s Form 1099 for the year ending December 31, 2016. The tax determination of the Special Distribution is expected to be based on the Company’s taxable results for the year ending December 31, 2016. Stockholders are advised to consult their tax advisors regarding the tax consequences of the Special Distribution in light of his or her particular investment or tax circumstances. The subsequent distributions relating to the Sale and Plan of Dissolution are expected to be reflected in each stockholder’s Form 1099 for 2017. The tax consequences of the Sale and Plan of Dissolution to each stockholder will be based on his or her tax cost basis in his or her investment in the Company.

Sale of Interests in Retail Villages

As previously reported in a Current Report on Form 8-K filed with the SEC on July 7, 2016, the Company, through its various operating subsidiaries, entered into related agreements, on May 31, 2016 and June 30, 2016, for the sale of certain condominium units and other related assets at ski resort villages in the United States and Canada (the “Retail Villages”) with Imperium Blue Ski Villages, LLC (“Imperium”). On October 28, 2016, the Company completed the sale of the Retail Villages to affiliates of Imperium. In connection with the sale of the Retail Villages, the Company received net sales proceeds of approximately $85.6 million.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

2.1	Plan of Liquidation and Dissolution of CNL Lifestyle Properties, Inc.

99.1	Letter to the Company’s Stockholders dated November 2, 2016.

99.2	Stockholder Q&A dated November 2, 2016.

99.3	Communication with Financial Advisors and Broker Dealers dated November 2, 2016.

Additional Information about the Proposed Transactions and Where to Find It

The Company plans to file with the SEC a preliminary proxy statement for the proposed transactions, which will be a part of a registration statement on Form S-4 filed by EPR in connection with the proposed transactions and include EPR’s preliminary prospectus. A definitive proxy statement will be mailed to the Company’s stockholders. THE REGISTRATION STATEMENT AND THE DEFINITIVE PROXY STATEMENT/PROSPECTUS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, EPR, THE PROPOSED SALE OF THE PROPERTIES, THE PLAN OF DISSOLUTION, AND RELATED MATTERS. BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE TRANSACTIONS, STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THE REGISTRATION STATEMENT AND THE DEFINITIVE PROXY MATERIALS CAREFULLY WHEN THEY ARE AVAILABLE. The registration statement, the proxy statement/prospectus and other documents, when filed with the SEC, can be obtained free of charge through the website maintained by the SEC at http://www.sec.gov, at the Company’s website at http://www.cnllifestylereit.com/ under the tab “Investor Relations” and then “SEC Filings” and on EPR’s website at http://www.eprkc.com under the tab “Investor Center” and then “SEC Filings.”

Participants in the Solicitation

The Company and its directors and executive officers and EPR and its trustees and executive officers and other members of their respective management and employees may be deemed participants in the solicitation of proxies from the Company’s stockholders in connection with the proposed transactions. Information regarding the special interests of these directors, trustees and executive officers in the proposed transactions will be included in the definitive proxy statement/prospectus referred to above. Additional information regarding the Company’s directors and executive officers is also included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, which was filed with the SEC on March 28, 2016. Additional information regarding EPR’s trustees and executive officers is also included in EPR’s proxy statement for its 2016 Annual Meeting of Shareholders, which was filed with the SEC on April 1, 2016, and in Form 4s of EPR’s trustees and executive officers filed with the SEC. The filed documents are available free of charge at the SEC’s website at sec.gov and from the Company and EPR by contacting them as described above. Other information about the participants in the proxy solicitation will be contained in the proxy statement/prospectus.

Cautionary Note Regarding Forward-Looking Statements

The information above contains “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbor created by Section 21E of the Exchange Act. Forward-looking statements are statements that do not relate strictly to historical or current facts, but reflect management’s current understandings, intentions, beliefs, plans, expectations, assumptions and/or predictions regarding the future of the Company’s business and its performance, the economy, and other future conditions and forecasts of future events, and circumstances. Forward-looking statements are typically identified by words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plans,” “continues,” “pro forma,” “may,” “will,” “seeks,” “should” and “could,” and words and terms of similar substance. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, actual results could differ materially from those set forth in the forward-looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to, the ability of the Company to obtain the requisite stockholder approval to consummate the proposed Sale and the Plan of Dissolution, the satisfaction or waiver of other conditions in the Sale Agreement; the outcome of legal proceedings that may be instituted against the Company and others related to the Sale Agreement; the ability of third parties to fulfill their obligations relating to the proposed transactions; the risk that the Sale or the other transactions contemplated by the Sale Agreement may not be completed in the time frame expected by the parties or at all; the ability of the Company to implement its operating strategy; changes in economic cycles; the impact of changes in accounting rules; the impact of regulations requiring periodic valuation of the Company on a per share basis; inaccuracies of the Company’s accounting estimates; unknown liabilities of acquired properties or liabilities caused by property managers or operators; risks associated with the Company’s tax structuring; failure to maintain the Company’s REIT qualification; and the Company’s inability to protect its intellectual property and the value of its brand.

Given these uncertainties, the Company cautions you not to place undue reliance on such statements. For further information regarding risks and uncertainties associated with the Company’s business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s documents filed from time to time with the SEC, including, but not limited to, the Company’s annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained from the Company’s website at http://www.cnllifestylereit.com/. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 2, 2016		CNL LIFESTYLE PROPERTIES, INC. a Maryland Corporation

	By:	/s/ Tammy J. Tipton
Tammy J. Tipton Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Exhibit Description

2.1	Plan of Liquidation and Dissolution of CNL Lifestyle Properties, Inc.

99.1	Letter to the Company’s Stockholders dated November 2, 2016.

99.2	Stockholder Q&A dated November 2, 2016.

99.3	Communication with Financial Advisors and Broker Dealers dated November 2, 2016.